                                                                    Exhibit 10.7

PROSPECTUS                                                       January 1, 1997


                           UNISOURCE WORLDWIDE, INC.
                           Offers to Key Persons its
                         PARTNERS' STOCK PURCHASE PLAN


Dear Unisource Partner:

          The Unisource Partners' Stock Purchase Plan allows certain key persons, selected by Unisource as "Partners," to invest in Unisource common stock and to receive additional Unisource stock purchased with company contributions. The Plan provides for company matching contributions of two-thirds of investments made by Participants. As an added incentive, Partners have the potential to receive an annual additional one-third company matching contribution upon achievement of certain performance goals, for a total matching company contribution of up to 100%. All company matching contributions vest over a five-year period.

          The term "Partner" is a designation that reflects Unisource's entrepreneurial philosophy, which encourages Unisource executives to make a personal commitment to sharing the risks and rewards of Unisource as it emerges as a new public company. This philosophy is embodied in the Partners' Stock Purchase Plan, and we encourage all Unisource Partners to participate in the Plan.

          This Prospectus, covering 1,000,000 shares of Unisource common stock, describes the terms, conditions and operation of the Partners' Stock Purchase Plan.



       CHARLES F. WHITE                           RAY B. MUNDT
President and Chief Operating Officer       Chairman and Chief Executive Officer



                          ---------------------------


                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
              COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER

                          THE SECURITIES ACT OF 1933.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    No person has been authorized to give any information or make any representations other than as contained in this document, in connection with the sale of any of the securities covered by this document, and, if given or made, such other information or representations must not be relied upon as having been authorized by Unisource. Neither the delivery of this document nor any sale of the securities covered hereby shall, under any circumstances, create any implication that there has been no change in the affairs of Unisource since the date hereof. This document does not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation may not lawfully be made.

                              TABLE  OF  CONTENTS

                                  PAGE                                             PAGE
Information about the Plan          3    Liens                                       6
General Information                 3    Expenses                                    6
Eligible Persons                    3    Federal Income Tax Consequences             6
Contributions by Participants       3    Sale of Shares                              7
Contributions by Unisource          4    Administration of Plan                      7
Purchase of Shares                  4    Amendment or Termination of Plan            8
Interest of Participants in Shares  4    Employee Retirement Income Security
Issuance of Share Certificates and       Act of 1974                                 8
Distribution of Dividends           5    Documents Incorporated by Reference         8
Termination of Participation        5    Unisource Partners' Stock Purchase Plan     9

                             AVAILABLE  INFORMATION

          Unisource Worldwide, Inc. ("Unisource") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by Unisource with the Commission can be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission; New York Regional Office, Seven World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies can also be obtained upon payment of prescribed rates from the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information about Unisource can also be inspected at the New York, Philadelphia and Chicago Stock Exchanges (on which Unisource's common stock is listed).

                          INFORMATION ABOUT THE PLAN

General Information

          The Unisource Partners' Stock Purchase Plan (the "Plan") is a continuation of a similar plan sponsored by Alco Standard Corporation ("Alco"), Unisource's predecessor corporation. The Board of Directors of Unisource has adopted the Plan, effective January 1, 1997, the date on which Unisource will become an independent public company. The Plan provides a convenient means for eligible employees, directors and certain consultants of Unisource (or its qualifying subsidiaries) to acquire shares of Unisource common stock (the "Shares") and to encourage stock ownership by such persons. The present maximum amount of common stock which has been authorized by Unisource's Board of Directors to be purchased pursuant to this Prospectus is 1,000,000 shares. Unisource's principal office is located at P.O. Box 834, Valley Forge, Pennsylvania 19482-0834 (telephone number: (610) 296-8000).

          Investments by participants in the Plan ("Participants") are made by payroll deduction, and are used to purchase Shares on the open market or in unsolicited privately negotiated transactions. Shares purchased with a Participant's investments will vest immediately and will be distributed each month or, at the Participant's election, will be held in an account for the Participant by Unisource's transfer agent, National City Bank. Shares purchased with matching company contributions are held by the Plan and distributed to Participants only when and to the extent that they receive a vested interest in such Shares. Participation in the Plan is entirely voluntary and no person is required to become a Participant.

Eligible Persons

          An "Eligible Person" under the Plan is a member of the Board of Directors of Unisource, or a full-time or part-time employee or consultant of Unisource, or of any subsidiary (unless otherwise determined by the Committee) who has been designated as a "Partner of Unisource" by Unisource's Board of Directors. A subsidiary whose employees or consultants may be considered for participation in the Plan is any present or future company of which Unisource or a subsidiary of Unisource owns fifty percent or more of the total combined voting power of all classes of stock of such company. It is expected that there will be approximately 200 Eligible Persons as of January 1, 1997.

          An Eligible Person may become a Participant in the Plan by delivering to Unisource the prescribed election form. The first election will be effective on the first day of the calendar month succeeding the month in which the Participant delivered the election form (the "Entry Date"). Any election thereafter will also become effective on the first day of the next succeeding month.

Contributions by Participants

          Participants elect the amount they wish to invest in the Plan, which may not exceed 15% of the Participant's "Base Compensation" (as hereinafter defined) and shall not be less than 2% of such "Base Compensation," provided, however, that a Participant shall also be entitled to contribute an amount which is within the foregoing percentages of the Participant's cash bonus compensation which may be payable on an annual basis to the Participant after September 30 of each year as a percentage of Base Compensation. If a Participant also participates in Unisource's Retirement Savings Plan, the 15% limitation shall be reduced by the amount which is used as the basis for calculation of matching company contributions under such other Plan.

          "Base Compensation" shall mean (a) monthly base salary, including: i) amounts deferred pursuant to the Unisource Retirement Savings Plan, ii) base salary amounts set aside in any cafeteria plan qualified under Section 125 of the Internal Revenue Code, and iii) base salary amounts deferred pursuant to any deferred compensation plan maintained by Unisource or any Subsidiary; (b) annual director, committee and trustee fees, including amounts deferred pursuant to the Unisource Directors' Stock Option Plan; or (c) consulting fees in the case of consultants.

Contributions by Unisource

          Unisource will contribute to the Plan an amount equal to 66 2/3% of each Participant's investments. The investment of each Participant, together with Unisource's contribution, will be applied to the purchase of Shares. Unisource may also make an additional annual contribution to each Participant's account of an amount equal to 33 1/3% of the Participant's annual investment. Such additional 33 1/3% contribution (which shall also be applied to the purchase of Shares) will be made as soon as administratively practicable after September 30 of each year, and will be calculated on the basis of investments made by the Participant during the preceding 12-month period from October 1 to September 30 (the "Previous Fiscal Year"). This additional 33 1/3% contribution shall be made by Unisource only if 1) the Company (as hereinafter defined) employing the Participant has achieved Target Performance as contemplated by the Company's Incentive Bonus Plan (or, in the case of Unisource corporate partners, Target Performance as established from time to time by the Human Resources Committee) for the Previous Fiscal Year; and 2) the Participant is an employee of such Company on September 30 of the Previous Fiscal Year. "Company" means Unisource or each division, subsidiary or other grouping within Unisource, as the case may be.

Purchase of Shares

          Shares will be purchased either (a) on the open market, or (b) in private transactions including, without limitation, from Unisource, from Alco Standard Corporation ("Alco") or IKON Office Solutions ("IKON"), from any individual, or from any employee benefit plan maintained by Unisource, Alco or IKON; provided, however, that all such purchases shall be at not more than the then current fair market value of the Shares. Such purchases, to the extent permitted by law and administratively practicable, will be made within 30 days of receipt of the funds. Shares purchased with funds invested by the Participant will be registered in the name of the Participant or in such other name or names as the Participant may have designated in the prescribed election form, and Shares purchased with Unisource 's contributions will be registered in the names of the Trustees with appropriate credit to the account of the Participant in records kept for such purposes. The current Trustees are Kathleen M. Burns, Vice President and Treasurer of Unisource, and William M. Bauer, Director-Risk Management of Unisource.

Interest of Participants in Shares

          An account will be maintained for each Participant showing the number of Shares purchased with the Participant's investments and with funds contributed by Unisource for the benefit of the Participant.

A Participant shall immediately have a fully vested interest in the Shares purchased with the Participant's own investments. A Participant's interest in Shares purchased with Unisource's contributions is not immediately vested but will vest at the rate of 20% per year, beginning January 2 of the second full calendar year following the year of purchase of such Shares, and continuing for five years as long as the Participant remains an Eligible Person. The foregoing vesting schedule is subject to the provisions contained in the section of this Prospectus entitled "Termination of Participation."


          On January 1, 1997, Participants who were previously Partners of Alco will automatically become Participants in the Plan. All assets held as of December 31, 1996 in the Alco Partners' Stock Purchase Plan on behalf of Unisource Partners (including Alco unvested shares and the Unisource dividend attributable to such unvested shares) will be transferred to the Participant's account in the Plan. Effective January 1, 1997, Participants who were previously Partners of Alco will have unvested common shares of both Alco/IKON and Unisource in their accounts. These shares, which are attributable to company contributions made by Alco prior to January 1, 1997, will continue to vest in accordance with the terms of the Alco Plan (vesting 20% per year, beginning January 2 of the second full calendar year following the year of purchase). Shares of Alco/IKON and Unisource will be distributed to Partners as they vest, subject to the forfeiture provisions described in "Termination of Participation," below.

                 [Reserved for Discussion of Conversion Rights]

          Each Participant is entitled to exercise full voting rights with respect to Shares which have been distributed from the Plan. Voting rights with respect to Shares (including shares of both Unisource and Alco/IKON stock) purchased with funds contributed by Unisource or Alco which have not vested may be exercised only by the Trustees.

Issuance of Share Certificates and Distribution of Dividends

          After the end of each calendar month, each Participant will receive a stock certificate registered in the name of the Participant, or in such other name or names as the Participant may have designated in the prescribed election form, representing the number of whole Shares purchased with funds invested during that month by the Participant. In the alternative, the Participant may elect to have Unisource's transfer agent, National City Bank, hold such stock certificate for the Participant's account through its book entry system. Each Participant will receive a monthly account statement showing the Participant's investments and Unisource's contributions for the current year, the Shares purchased, and any fractional Share in the Participant's account.

          After the end of each calendar year, in addition to the certificate and account statement described above, each Participant will receive a stock certificate registered in the name of the Participant, or in such other name or names as the Participant may have designated in the prescribed election form, representing the number of whole Shares purchased by Unisource's contributions for the Participant's account which have vested.

In the alternative, the Participant may elect to have Unisource's transfer agent, National City Bank, hold such certificate for the Participant's account through its book entry system. Concurrently, there will be furnished to each Participant an annual statement which will reflect the amount of the Participant's investments to date, the contributions by Unisource to date, the cost basis of the vested Shares, the fractional Share, if any, to which such Participant may be entitled as of the end of such year, and the Shares in the Participant's account which are not vested. A similar statement will be furnished on any termination of participation in the Plan.

          Ordinary cash dividends on all Shares purchased from funds contributed by the Participant and by Unisource, whether or not such Shares have vested, will be distributed to the Participant currently. In the alternative, the Participant may elect to have such dividends applied to the purchase of Shares, which Shares will also be distributed currently (or, at the Participant's election, held for the Participant's account by Unisource's transfer agent, National City Bank, through its book entry system).

Termination of Participation

     If a Participant ceases to be an Eligible Person because of retirement, total disability (as defined by Unisource's Long Term Disability Plan), or death, his or her participation in the Plan shall automatically terminate as of the end of the calendar month of his retirement, total disability or death, and the Participant's interest in all shares of Unisource common stock in his account purchased with contributions by Unisource shall immediately vest, and there shall be delivered to the Participant, or to the estate of a deceased Participant (a) a stock certificate registered in the name of the Participant, or such other name or names as he may have designated in the prescribed election form, representing any whole shares in the Participant's account purchased from funds contributed by the Participant which have not been previously distributed to him, (b) a stock certificate registered in the name of the Participant, or such other name or names as he may have designated, representing the whole shares in the Participant's account purchased from funds contributed by Unisource or a subsidiary, and (c) cash representing the value of any fractional share to which the Participant is entitled as of the effective date of termination of his participation in the Plan. The term "retirement" shall mean
(a) as to an employee, termination of employment with Unisource or a subsidiary at or after the earlier of (i) the earliest age on which a Participant may retire pursuant to the terms of the defined benefit pension plan sponsored by Unisource or a subsidiary in which the Participant is then participating or
(ii) a Participant's attainment of age sixty (60), or (b) as to a director or consultant, termination of such status at any time.

     If a Participant ceases to be an Eligible Person because of any reason other than retirement, total disability, or death, participation in the Plan shall automatically terminate as of the end of the calendar month of cessation as an Eligible Person, unless otherwise determined by the Plan Committee or the Board of Directors. Upon such termination, the Participant will retain his interest in all Shares which have vested. The Participant's interest will terminate in all Shares which have not yet vested, unless otherwise determined by the Plan Committee or the Board of Directors. Such unvested Shares will thereafter be available to reduce the number of Shares otherwise required to be purchased with contributions by Unisource under the Plan.

     If a Participant discontinues making contributions, participation in the Plan will not terminate, but instead, as long as the Participant is an Eligible Person, the Participant's interest in Shares not yet vested shall vest over time as provided in the Plan.

Liens

     No person has or is given the right to create a lien on or make any transfer or other disposition of any funds or Shares held under the Plan which have not been distributed to the Participant.

Expenses

     In addition to its contributions, Unisource will pay all fees and expenses incurred in connection with the Plan, except that any brokerage fees or commissions incurred in the purchase of Shares shall be considered part of the cost of the Shares to be paid from the contributions under the Plan. No charge or deduction for any expenses will be made to the Participant upon the termination of participation under the Plan or upon the distribution of certificates representing Shares purchased with the Participant's investments or Unisource's contributions.

Federal Income Tax Consequences

     The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code. The following paragraphs describe the general tax consequences of participation in the Plan under existing federal income tax law.

     The amount deducted from a Participant's salary for the purchase of Shares has been included in the Participant's taxable income, and will be taxable at ordinary income rates and, except as to directors', trustees' and consultants' fees, subject to withholding. Thus, the Participant's investment will be made with "after-tax dollars."

     The Shares that are purchased for the Participant's account with contributions by Unisource and held by the Trustees will not be treated as income to the Participant until there is vesting of the Shares. At the time of each vesting, the Participant will recognize ordinary income to the extent of the value of the interest which then vests and federal income tax, FICA and Medicare taxes will be withheld from the Participant's ordinary compensation.

     The basis of the Shares purchased with deductions from the Participant's salary will be their cost. The basis of the Shares purchased with contributions by Unisource will be equal to the amount of ordinary income which the Participant recognizes as each interest vests, reduced by any cash distributed in lieu of fractional shares.

     Dividends on the Shares purchased with the Participant's investments (whether distributed in cash or invested in additional Shares) will be taxed to the Participant as the dividends are declared. Dividends on the Shares purchased with contributions by Unisource, whether or not such Shares have vested, will also be taxed currently and will be treated as compensation and thus subject to normal withholding.

     Unisource will receive deductions for federal income tax purposes in the amount of dividends paid on unvested Shares purchased with contributions by Unisource and the value of interests in such Shares when they vest. Unisource will receive a deduction in the amount of the value of the Participant's investments at the time Shares are purchased.

     This Prospectus does not attempt to describe the tax consequences under any state, local or foreign law which may be applicable to participation in the Plan. For information as to such consequences, which may materially affect decisions with respect to participation in the Plan, advice should be sought from legal or other counsel.

Sale of Shares

     Participants (except for "Affiliates" of Unisource) are generally free to sell Shares distributed to them pursuant to the Plan. "Affiliates" of Unisource are persons who (directly or indirectly) control or are controlled by, or are under common control with Unisource, and thus may include Unisource's directors and officers. Affiliates of Unisource may sell Shares purchased by them pursuant to the Plan only in accordance with Unisource's securities preclearance policy for directors and officers, and only (a) if the sale is pursuant to the quantity and other limitations of Rule 144 under the Securities Act of 1933, as amended (the "Act"), (b) if Unisource agrees to file a registration statement pursuant to the Act for such purpose, or (c) if Unisource subsequently determines that an exemption from the Act is applicable to the sale.


Administration of Plan

     The Plan provides that authority for the administration and interpretation of the Plan shall be vested in a committee appointed by the Board of Directors consisting of not less than three members (the "Plan Committee"). The members of the Retirement Plans Committee of Unisource have been appointed as the Plan Committee. The members of the Plan Committee are employees of Unisource who serve at the pleasure of the board of directors and may be changed at any time.

     The Plan Committee from time to time appoints a Plan Administrator who is an employee of Unisource and who is responsible for the general administration of the Plan under the policy guidance of the Committee. The Plan Administrator serves for an indefinite term, but may be removed from office at any time by the Committee.

     The members of the Retirement Plans Committee and the Plan Administrator are compensated for their services according to Unisource's normal employment policies, without special compensation for services to the Plan. Participants may obtain additional information about the Plan and its administrators by contacting: Unisource Worldwide, Inc., P.O. Box 834, Valley Forge, PA 19482,
(610) 296-8000, Attention: Retirement Plans Department.

Amendment or Termination of Plan

     The Board of Directors of Unisource may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all unvested assets in the Participants' account shall become fully vested, and shall be distributed to the Participants as soon as administratively practicable, and provided further that no amendment to the Plan shall materially affect the right of a Participant to receive his interest in the assets in his account, whether vested or unvested.

Employee Retirement Income Security Act of 1974

     The Plan is not a "pension plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") and thus is not subject to any provisions of ERISA.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents are incorporated by reference in this Prospectus:
(a) Unisource's Form 10 Registration Statement, (b) Unisource's preferred share purchase rights, and (c) the description of Unisource common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Unisource or the Plan pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

                           UNISOURCE WORLDWIDE, INC.
                         PARTNERS' STOCK PURCHASE PLAN

     1.  Purpose.  The purpose of this Partners' Stock Purchase Plan (the
         -------
"Plan") of Unisource Worldwide, Inc. ("Unisource"), is to secure for Unisource and its stockholders the benefits of the incentive which an interest in the ownership of common stock of Unisource will provide to directors and those employees and consultants who will be responsible for Unisource's future growth and continued success.

     2.  Participation.  Only "Eligible Persons" (as hereinafter defined) shall
         -------------
be entitled to participate in the Plan. An "Eligible Person" shall be a director of Unisource, or a full-time or part-time employee of Unisource, or of a subsidiary, or a consultant to Unisource or a subsidiary, who shall have been designated as a "Partner of Unisource" by the Board of Directors of Unisource. A subsidiary whose employees or consultants may be considered for participation in the Plan is any present or future corporation of which Unisource or a subsidiary of Unisource owns stock representing fifty percent or more of the combined voting power of all classes of stock of such corporation ("Eligible Subsidiary" or "Subsidiary"). An Eligible Subsidiary, for this purpose, may be either a domestic or foreign corporation, provided, however, that participation by a foreign corporation is subject to approval by the Board of Directors.

     An Eligible Person may become a participant in the Plan ("Participant") by delivering to Unisource or to a Subsidiary the prescribed election form. The first election shall generally be effective on the first day of the calendar month next succeeding the month in which the election form is delivered (the "Entry Date"). Any election thereafter to increase, decrease, or discontinue contributions to the Plan shall generally become effective as of the next succeeding Entry Date. A succeeding Entry Date is the first day of the succeeding month.

     3.  Contributions by Participants.  All contributions by Participants shall
         -----------------------------
be by pay deduction. The amount of such pay deduction shall be fixed in the election form delivered by the Participant, but shall not be less than 2% and shall not exceed 15% of the Participant's "Base Compensation," provided, however, that a Participant shall also be entitled to contribute an amount which is within the foregoing percentages of the Participant's cash bonus compensation which may be payable on an annual basis to the Participant after September 30 of each year as a percentage of Base Compensation. In the event a Participant also participates in the Unisource Retirement Savings Plan, the foregoing 15% contribution limitation shall be reduced by the amount which is used as the basis for calculation of matching company contributions under such plan. "Base Compensation" shall mean (a) monthly base salary, including: i) amounts deferred pursuant to the Unisource Retirement Savings Plan, ii) base salary amounts set aside in any cafeteria plan qualified under Section 125 of the Internal Revenue Code, and iii) base salary amounts deferred pursuant to any deferred compensation plan maintained by Unisource or any Subsidiary; (b) annual director, committee and trustee fees, including amounts deferred pursuant to the Unisource Directors' Stock Option Plan; or
(c) consulting fees in the case of consultants.

     4.  Contributions by Unisource or a Subsidiary.  Unisource or a Subsidiary
         ------------------------------------------
shall contribute into the Plan with respect to each Participant an amount equal to 66 2/3% of the Participant's contributions. In addition to the foregoing amount, as soon as administratively practicable after September 30 of each year, Unisource or a Subsidiary shall contribute to each Participant's account an amount equal to 33-1/3% of the Participant's contributions during the preceding 12-month period from October 1 to September 30 (the "Previous Fiscal Year"), provided the following conditions are met:

          a) the Company (as hereinafter defined) employing such Participant has achieved its Target Performance (as hereinafter defined) for the Previous Fiscal Year; and

          b) except as otherwise authorized by the Plan Committee appointed pursuant to Paragraph 13, the Participant is an employee of the Company on September 30 of the Previous Fiscal Year.

     "Company" shall mean Unisource, or each division, subsidiary or other grouping within Unisource or a Subsidiary, as the case may be. "Target Performance" shall, in the case of groups and companies, have the meaning set forth in the Unisource Incentive Bonus Plan, as from time to time in effect for each group and each company, and in the case of Unisource corporate partners, including non-employee directors, the performance which earns a bonus for Unisource corporate officers equal to 100% of target as established from time to time by the Human Resources Committee of the Board of Directors. The contribution of each Participant, together with Unisource's or a Subsidiary's contribution, will be applied to the purchase of shares of Unisource common stock as hereinafter described.

     5.  Trustee.  The Board of Directors shall name and designate a Trustee or
         -------
Trustees (hereinafter "Trustee"), who shall enter into a Trust Agreement with Unisource in a form approved by the Board of Directors. The Board shall have the power to approve amendments to the Trust Agreement, remove any Trustee, and designate a successor Trustee or Trustees. The assets of the Plan shall be held in trust by the Trustee for use in accordance with the Plan in providing for the benefits hereunder. Before the satisfaction of all liabilities under the Plan in the event of termination of the Plan, none of the assets held by the Trustee shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement. No persons shall have any interest in, or right to, any part of the assets or income held by the Trustee, except as and to the extent expressly provided in this Plan and the Trust Agreement.

     6.  Purchases of Unisource Common Stock.  As soon as is practicable after
         -----------------------------------
the end of each month, the Trustee shall allocate to the account of each Participant, out of shares of Unisource common stock acquired by the Trustee for such purpose, such number of full shares and such fractional interest in a share of Unisource common stock as may be purchased by funds in each Participant's account at the end of such month representing contributions by the Participant and by Unisource or a Subsidiary. Such allocation of shares shall be at the average cost to the Trustee of the shares allocated to all Participants' accounts at such time. Shares purchased with funds contributed by the Participant shall be registered in the name of the Participant or in such other name or names as the Participant may have designated in the prescribed election form. Shares purchased with funds contributed by Unisource or a Subsidiary shall be registered in the name of the Trustee. Any dividends shall be paid on all shares held in the Plan at the close of business on the record date.

     Shares of Unisource common stock shall be purchased by the Trustee from time to time out of funds received by the Trustee under the Plan, either (a) on the open market, or (b) in private transactions, including, without limitation, from Unisource, a Subsidiary, or any predecessor corporation, any individual or any employee benefit plan maintained by Unisource, a Subsidiary or any predecessor corporation; provided, however, that all such purchases shall be at not more than the then current fair market value of Unisource common stock. The Trustee shall also hold for the purpose of allocation to the accounts of Participants as above provided shares of Unisource common stock forfeited under the provisions of Paragraph 11 herein.

     7.  Stock Rights, Stock Splits and Stock Dividends.  The Trustee, in its
         ----------------------------------------------
discretion, may exercise or sell any rights to purchase any securities appertaining to shares of Unisource common stock held by the Trustee, whether or not allocated to individual accounts. The accounts of Participants shall be appropriately credited. Securities received by the Trustee by reason of a stock split, a stock dividend or other distribution shall also be appropriately allocated to the accounts of Participants.

     8.  Voting of Unisource Common Stock.  The Trustee shall vote all shares of
         --------------------------------
Unisource common stock purchased with the contributions of Unisource or a Subsidiary and held by the Trustee in such manner as the Trustee shall, in the Trustee's discretion, determine. In the event of a tender offer for Unisource stock, the Trustee shall tender or not tender shares held by the Plan in the Trustee's discretion.

     9.  Interest of the Participant in Shares.  An account will be maintained
         -------------------------------------
for each Participant showing the number of shares of Unisource common stock purchased from funds contributed by the Participant and from funds contributed by Unisource or a Subsidiary for the benefit of the Participant. A Participant shall at all times have a vested interest in the shares of Unisource common stock in his account purchased with his contributions. A Participant's interest in the shares purchased with the contributions of Unisource or a Subsidiary shall not be immediately vested but shall vest in five equal annual installments, beginning January 2 of the second full calendar year following the year of purchase of such shares. The foregoing vesting schedule is subject to the provisions of Paragraph 11 hereof regarding termination of participation in the Plan.

     On January 1, 1997, Participants who were previously Partners of Alco will automatically become Participants in the Plan. All assets held as of December 31, 1996 in the Alco Partners' Stock Purchase Plan on behalf of Unisource Partners (including Alco unvested shares and the Unisource dividend attributable to such unvested shares) will be transferred to the Participant's account in the Plan. Effective January 1, 1997, Participants who were previously Partners of Alco will have unvested common shares of both Alco/IKON and Unisource in their accounts. These shares, which are attributable to company contributions made by Alco prior to January 1, 1997, will continue to vest in accordance with the terms of the Alco Plan (vesting 20% per year, beginning January 2 of the second full calendar year following the year of purchase). Shares of Alco/IKON and Unisource will be distributed to Partners as they vest, subject to the forfeiture provisions described in "Termination of Participation," below.

                 [Reserved for Discussion of Conversion Rights]

     Each Participant is entitled to exercise full voting rights with respect to Shares which have been distributed from the Plan. Voting rights with respect to Shares (including shares of both Unisource and Alco/IKON stock) purchased with funds contributed by Unisource or Alco which have not vested may be exercised only by the Trustees.

     10.  Share Certificates and Distribution of Dividends.  After the end of
          ------------------------------------------------
each calendar month there shall be distributed to each Participant a stock certificate registered in the name of the Participant, or in such other name or names as he may have designated in the prescribed election form, representing the number of whole shares of Unisource common stock purchased during the preceding calendar month from funds contributed by the Participant.

     After the end of each calendar year, there shall be distributed to each Participant a stock certificate registered in the name of the Participant, or in such other name or names as he may have designated in the prescribed election form, representing the number of whole shares of Unisource common stock purchased from funds contributed by Unisource or a Subsidiary in which the Participant's interest shall have vested. Concurrently, there shall be furnished to each Participant an annual statement which shall reflect the amount of his contributions to date, the corresponding contributions by Unisource or a Subsidiary to date, the aggregate cost of the shares represented by the certificate distributed to the Participant, the fractional share, if any, to which the Participant may be entitled, and the number of shares of Unisource common stock in the Participant's account in which his interest shall not have vested. A similar statement will be furnished on termination of participation in the Plan. Ordinary cash dividends on all shares of Unisource common stock, whether or not such shares have vested, will be distributed currently.

     11.  Termination of Participation.  If a Participant ceases to be an
          ----------------------------
Eligible Person because of retirement, total disability (as defined by Unisource's Long Term Disability Plan), or death, his participation in the Plan shall automatically terminate as of the end of the calendar month of his retirement, total disability or death, and the Participant's interest in all shares of Unisource common stock in his account purchased with contributions by Unisource or a Subsidiary shall immediately vest and there shall be delivered to the Participant, or to the estate of a deceased Participant (a) a stock certificate registered in the name of the Participant, or such other name or names as he may have designated in the prescribed election form, representing any whole shares in the Participant's account purchased from funds contributed by the Participant which have not been previously distributed to him, (b) a stock certificate registered in the name of the Participant, or such other name or names as he may have designated, representing the whole shares in the Participant's account purchased from funds contributed by Unisource or a Subsidiary, and (c) cash representing the value of any fractional share to which the Participant is entitled as of the effective date of termination of his participation in the Plan. The term "retirement" as used above shall mean (a) as to an employee, termination of employment with Unisource or a Subsidiary at or after the earlier of (i) the earliest age on which a Participant may retire pursuant to the terms of the defined benefit pension plan sponsored by Unisource or a Subsidiary in which the Participant is then participating or (ii) a Participant's attainment of age sixty (60), or (b) as to a director or consultant, termination of such status at any time.

     If a Participant ceases to be an Eligible Person because of any reason other than retirement, total disability, or death, his participation in the Plan shall automatically terminate as of the end of the calendar month of his cessation as an Eligible Person, unless otherwise determined by the Plan Committee or the Board of Directors. Upon such termination of participation, the Participant will retain his interest in all assets in his account which have vested. The Participant shall receive a stock certificate representing any vested shares, together with cash representing the value of any fractional share to which the Participant is entitled. The Participant's interest will terminate in all assets which have not yet vested, unless otherwise determined by the Plan Committee or the Board of Directors. The assets in the Participant's account which have not vested will thereafter be available to reduce the number of shares otherwise required to be purchased with contributions by Unisource or a Subsidiary under the Plan.

     12.  Expenses.  In addition to its contributions, Unisource or its
          --------
Subsidiary will pay all fees and expenses incurred in connection with the Plan, except that brokerage fees or commissions incurred in the purchase of shares of Unisource common stock shall be considered part of the cost of the shares and shall be paid from contributions under the Plan. No charge or deduction for any expenses will be made to a Participant upon the termination of his participation under the Plan or upon the distribution of certificates representing shares of Unisource common stock purchased with his contributions or the contributions of Unisource or a Subsidiary.

     13.  Administration.  The Board of Directors shall appoint a Plan
          --------------
Committee, which Plan Committee shall consist of at least three persons to serve at the pleasure of the Board. The Plan Committee shall appoint an Administrator, who shall be responsible for the general administration of the Plan under the policy guidance of the Plan Committee. The Administrator shall be in the employ of Unisource and shall receive no special or additional compensation, other than reimbursement of expenses, for his service as Administrator.

     The Administrator and Plan Committee shall have all powers and duties necessary to administer the Plan in accordance with its terms and applicable law. Any construction, interpretation, or application of the Plan by the Administrator or the Plan Committee shall be final, conclusive and binding on all persons.

     14.  Powers and Duties of Plan Committee.  In addition to any duties and
          -----------------------------------
powers described elsewhere herein, the Plan Committee shall have the following specific duties and powers:

          (i) to retain such consultants, accountants and attorneys, as deemed necessary or advisable, to render statements, reports and advice with respect to the Plan and to assist the Plan Committee in complying with all applicable rules and regulations affecting the Plan (such consultants, accountants or attorneys may be the same as those retained by Unisource);
     (ii) to decide appeals from adverse determinations of the Administrator with respect to eligibility for or amounts of benefits under the Plan; and
     (iii)   to supervise the duties of the Administrator.

     15.  Powers and Duties of Administrator.  In addition to the duties and
          ----------------------------------
powers described elsewhere herein, the Administrator shall have the following specific duties and powers:

     (i) under the supervision of the Plan Committee, to establish rules, regulations and procedures to carry out the provisions of the Plan;
     (ii) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;
     (iii) to conduct the day-to-day administration of the Plan subject to the control and guidance of the Plan Committee;
     (iv)    to interpret the provisions of the Plan;
     (v)     to evaluate administrative procedures;
     (vi) to retain such consultants, accountants and attorneys, as deemed necessary or advisable, to render statements, reports and advice with respect to the Plan and to assist the Administrator in complying with all applicable rules and regulations affecting the Plan (such consultants, accountants or attorneys may be the same as those retained by Unisource); and
     (vii) to delegate such duties and powers as the Administrator shall determine from time to time, to any person or persons.

     16.  Functioning of Administrator and Plan Committee.  The Administrator
          -----------------------------------------------
and Plan Committee shall keep accurate records and minutes of meetings, interpretations and decisions. The Plan Committee shall act by majority vote of the members.

     17.  Adverse Determinations.  If, at any time, the Administrator makes a
          ----------------------
determination adverse to a Participant or other claimant with respect to a written claim for benefits or participation under the Plan, the Administrator shall notify the claimant in writing of such determination.

     18.  Appeals from Adverse Determinations.  A Participant or any other
          -----------------------------------
claimant who receives notice of an adverse determination by the Administrator with respect to his claim may request in writing, within 60 days of receipt of such notice, a review of the Administrator's determination by the Plan Committee. The Plan Committee shall render a decision within 90 days of receipt of a request for review.

     19.  Deemed Denials.  If for any reason the written notice of denial
          --------------
described in Paragraph 17 is not furnished within 90 days of the Administrator's receipt of a claim for benefits, the claim shall be deemed denied. Likewise, if for any reason the written decision on review described in Paragraph 18 is not furnished within the time prescribed, the claim shall be deemed to be denied on review.

  20.  Indemnification.  The Administrator, each member of the Plan Committee
       ---------------
and each Trustee shall be indemnified by Unisource against expenses (other than amounts paid in settlement to which Unisource does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct or gross negligence in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Administrator, Plan Committee member or Trustee may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall also be in addition to and not in lieu of any rights to indemnification to which the Administrator, the Plan Committee member or Trustee may be entitled pursuant to the By-Laws of Unisource.

  21.  Amendment and Termination.  The Board of Directors of Unisource may
       -------------------------
terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all unvested assets in the Participants' account shall become fully vested, and shall be distributed to the Participants as soon as administratively practicable, and provided further that no amendment to the Plan shall materially affect the right of a Participant to receive his interest in the assets in his account, whether vested or unvested.

  22.  Government and Other Regulations.  The obligation of Unisource or a
       --------------------------------
Subsidiary to make contributions under the Plan, and the obligation of Unisource or a Subsidiary to purchase shares of Unisource common stock under the Plan, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

  23.  Non-Alienation.  No Participant shall be permitted to assign, alienate,
       --------------
sell, transfer, pledge, or otherwise encumber his interest under the Plan prior to the distribution of stock certificates to him. Any attempt to assign, alienate, sell, transfer, pledge, or otherwise encumber a Participant's interest under the Plan prior to distribution of stock certificates shall be void and of no effect.